Exhibit 10.23
UL INC. LONG-TERM INCENTIVE PLAN
EXECUTIVE AWARD AGREEMENT
(CASH SETTLED APPRECIATION RIGHTS)
UL Inc. (the “Company”) hereby grants to the employee referenced in the electronic grant statement (the “Executive”), pursuant to Section 2.1 of the UL Inc. Long-Term Incentive Plan, as amended and restated effective January 1, 2019 (the “2019 Plan”), an Award consisting of Cash Settled Appreciation Rights (“CSARs”). The Award Date, Expiration Date, Base Price, and number of CSARs under this Award are provided in the Executive’s electronic grant statement and incorporated into this Agreement. Capitalized terms not defined herein have the respective meanings specified in the 2019 Plan.
1.    Award Subject to Acceptance of Agreement. This Award must be electronically accepted by the Executive. If the Executive fails to accept this Award within six (6) months of the Award Date, this Award shall be null and void.
2.    Time and Manner of Vesting and Payment of Awards.
2.1.    Vesting and Forfeiture. Except as otherwise provided in this Section 2.1, Section 2.2, Section 2.3, or Section 2.7:
(a)    The CSARs subject to this Award shall become fully vested and exercisable on the third anniversary of the Award Date, and shall remain exercisable by the Executive until and including the applicable Expiration Date, provided that the Executive remains continuously employed with an Employer from the Award Date through such date. Any vested CSARs that remain unexercised by the Executive on the applicable Expiration Date shall be automatically exercised on the Exercise Date coincident with or next following such Expiration Date.
(b)    If the Executive’s employment with all Employers terminates by reason of the Executive’s Retirement six (6) months or more after the Award Date, but prior to the third anniversary of the Award Date, then for purposes of Section 2.1(a), such Executive shall be treated as continuing employment with an Employer for purposes of determining vesting, and this Award will continue to vest and once vested will be exercisable by the Executive during any Exercise Window until and including the applicable Expiration Date. If the Executive’s employment with all Employers terminates by reason of the Executive’s Retirement after the third anniversary of the Award Date, this Award will continue to be exercisable by the Executive during any Exercise Window until and including the applicable Expiration Date. Any vested CSARs held by an Executive subject to this Section 2.1(b) that remain unexercised by the Executive on the applicable Expiration Date shall be automatically exercised on the Exercise Date coincident with or next following such Expiration Date. If the Executive’s employment with all Employers terminates by reason of the Executive’s Retirement earlier than six (6) months after the Award Date, the CSARs under this Award shall be forfeited as of the date of termination, and the Executive shall have no entitlement to any payment with respect thereto.

(c)    If the Executive’s employment with all Employers terminates by reason of the Executive’s Early Retirement after the first anniversary of the Award Date, but prior to the third anniversary of the Award Date, then for purposes of Section 2.1(a), the Executive shall be vested in a prorated portion of the CSAR Award equal to (i) one-third (1/3) of the CSARs under this Award, if the Executive’s Early Retirement occurs on or after the first anniversary of the Award Date, and (ii) two-thirds (2/3) of the CSARs under this Award, if the Executive’s Early Retirement occurs on or after the second anniversary of the Award Date. The vested portion of the CSARs shall be exercised automatically on the Exercise Date coincident with or next following the date of the Executive’s Early Retirement, which will be the Expiration Date, and the unvested portion of the CSARs shall be forfeited as of the date of the Executive’s Early Retirement. If the Executive’s employment with all Employers terminates by reason of the Executive’s Early Retirement after the third anniversary of the Award Date, the Award will be vested and will continue to be exercisable by the Executive during any Exercise Window following the date of the Executive’s Early Retirement until and including the applicable Expiration Date but if such vested CSARs remain unexercised by the Executive on such Expiration Date, they shall be automatically exercised on the Exercise Date coincident with or next following such Expiration Date. If the Executive’s employment with all Employers terminates by reason of the Executive’s Early Retirement earlier than the first anniversary of the Award Date, the CSARs under this Award shall be forfeited as of the date of termination, and the Executive shall have no entitlement to any payment with respect thereto.
(d)    If the Executive’s employment with all Employers terminates by reason of the Executive’s Disability or death prior to the third anniversary of the Award Date, the full number of CSARs subject to this Award shall vest as of the date of such termination and all of the Executive’s vested CSARs shall be exercised automatically on the Exercise Date coincident with or next following the date of termination, which will be the Expiration Date.
(e)    If the Executive’s employment with all Employers terminates for any reason other than as described in Sections 2.1(b), (c) or (d) on or after the third anniversary of the Award Date, the number of vested CSARs under this Award shall remain vested and exercisable by the Executive until and including the Exercise Date coincident with or next following the date of termination, which will be the Expiration Date. If any such vested CSARs remain unexercised by the Executive on such Expiration Date, they will be automatically exercised on the Exercise Date coincident with or next following such Expiration Date.
(f)    If the Executive’s employment with all Employers terminates for any reason other than as described in Sections 2.1(b), (c) or (d) prior to the third anniversary of the Award Date, the CSARs under this Award shall be forfeited as of the date of termination, and the Executive shall have no entitlement to any payment with respect thereto.

(g)    Notwithstanding anything in this Section to the contrary, if the Executive’s employment with an Employer terminates for Cause at any time, all CSARs, including vested CSARs, shall be forfeited as of the date of termination, and the Executive shall have no entitlement to any payment with respect thereto.
2.2.    Expiration Date. Subject to Section 2.4(c) below, the Expiration Date of the CSARs under this Award shall be the earliest of (i) the fifth (5th) anniversary of the Award Date, (ii) the third anniversary of the Executive’s Retirement or Early Retirement (for the portion of the Award that was vested prior to Early Retirement), or (iii) the first Exercise Date coincident with next following the Executive’s termination of employment due to death, Disability, Early Retirement (for the portion of the Award that became partially vested upon Early Retirement), or any other reason (except Cause).
2.3.    Non-Disclosure, Non-Solicitation, and Non-Competition Forfeiture. Notwithstanding anything to the contrary in Section 2.1, in the event that the Executive (i) uses, discloses, or takes any action that may result in the use or disclosure of any confidential information (as defined herein) during the Executive’s employment or thereafter, except as required to perform his or her responsibilities for the Executive’s Employer, to comply with law or regulation, or as authorized in writing in advance by the Executive’s Employer, (ii) engages in activity that, in the sole judgment of the Committee, violates any non-competition agreement or policy applicable to such Executive, or (iii) directly or indirectly induces, solicits, or attempts to persuade any employee of the Company or its Affiliates to terminate his or her employment with the Company or its Affiliates in order to enter into any employment relationship with, or perform services in any capacity for, any other business entity during the period of the Executive’s employment or within one year thereafter, whether or not such entity is engaged in a business competitive with the Company or its Affiliates, upon written notice to the Executive by the Committee, (a) all obligations of an Employer to make any payment with respect to any portion of this Award shall terminate automatically upon the date that such written notice was sent to the Executive by the Committee, including but not limited to CSARs that have been exercised but not yet settled as of the date of such written notice; (b) all unvested CSARs shall be forfeited as of the date of such written notice and all the Employer’s obligations under this Award to make any payments to the Executive with respect to any such unvested CSARs shall cease; and (c) the Executive shall promptly reimburse the Employer for all payments previously made to the Executive under this Award with respect to any CSARs exercised within the six (6)-month period prior to such written notice. Further, the Executive agrees that the Company shall have the right to require the Executive to repay any and all amounts paid to the Executive pursuant to his or her exercise of the CSARs subject to this Award to the extent the Committee, in its sole discretion, determines that amounts paid to the Executive were based on a determination of Fair Market Value that was artificially inflated due to events or actions resulting in a financial restatement. As used herein, “confidential information” shall mean confidential and proprietary information of the Company, its Affiliates and, in certain situations, certain third parties who provide information to the Company subject to confidentiality and non-use restrictions, including, but not limited to, actual and prospective client lists and pricing information, business plans, programs and tactics, research and development information, and personnel information. Nothing in this Section 2.3 is intended to limit in any way the applicability of Section 3.8.

2.4.    Exercise of Vested Awards. (a) Subject to the limitations set forth in this Agreement and the 2019 Plan, any vested CSAR under this Award may be exercised on or prior to the applicable Expiration Date by executing and delivering to the Company during an Exercise Window, a written or electronic notice of exercise and any other documents as the Committee may reasonably request. Subject to the limits set forth in Section 2.4(b) below, (i) vested CSARs for which an exercise notice has been delivered during the applicable Exercise Window shall be exercised as of the first business day following the close of the Exercise Window and (ii) vested CSARs subject to automatic exercise shall be exercised as of the applicable Exercise Date described in Section 2.1. Upon exercise of any vested CSAR, the Employer shall pay to the Executive an amount in cash equal to the excess of the Fair Market Value of one share of Phantom Stock as of the Exercise Date, over the Base Price per share set forth on the Executive’s electronic grant statement, multiplied by the number of CSARs under this Award being exercised. Subject to the terms of the 2019 Plan and this Agreement, any such payment shall be made in cash as soon as practicable after the Exercise Date. The Executive shall not be entitled to any earnings on the value of the amount payable for the period between the Exercise Date or the date of vesting, as the case may be, and the receipt of such payment.
(b)    The total number of CSARs that may be exercised on any Exercise Date shall be limited as necessary to ensure that the total amount payable by the Company pursuant to the exercise or settlement of all outstanding Awards (and any other long-term incentive awards granted by the Company) in any calendar year does not exceed the Exercise Limit. If, as of any Exercise Date, it is expected, or could be reasonably expected, that the Exercise Limit will or may be exceeded for the calendar year, the vested CSARs that are to be exercised automatically on such Exercise Date under Section 2.1(d), shall be exercised first, up to the Exercise Limit; the vested CSARs that are to be exercised automatically on such Exercise Date under Section 2.1(c), shall be exercised next, up to the Exercise Limit; the vested CSARs that are to be exercised automatically on such Exercise Date under Section 2.1(e) shall be exercised next, up to the Exercise Limit; the vested CSARs that are to be exercised automatically on such Exercise Date under Section 2.1(b) shall be exercised next, up to the Exercise Limit; the vested CSARs that are to be exercised automatically on such Exercise Date under Section 2.1(a) shall be exercised next, up to the Exercise Limit; the vested CSARs with the earliest Award Date shall be allowed to be exercised next, up to the Exercise Limit, the vested CSARs with the next earliest Award Date shall be allowed to be exercised next, up to the Exercise Limit, and so on, until the Exercise Limit is reached; provided that, with respect to any class of vested CSARs with the same Award Date affected by the Exercise Limit, the number of vested CSARs with that Award Date that are allowed to be exercised shall be reduced so that the percentage of vested CSARs with that same Award Date held by each Executive is equal.
(c)    If the Executive is unable to exercise vested CSARs or not allowed to exercise any vested CSARs in any year due to the Exercise Limit of Section 2.4(b) and the Expiration Date would occur for any of such vested CSARs before the next Exercise Date, the Expiration Date for such vested CSARs automatically will be extended until the next following Exercise Date.
2.5.    Nontransferability of Award. This Award may not be transferred by the Executive other than to the Executive’s beneficiary in the event of the Executive’s death. Except to the extent permitted by the foregoing, this Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered, or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment, or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber, or otherwise dispose of this Award, this Award and all rights hereunder shall immediately become null and void.
2.6.    Withholding Taxes. An Employer shall have the right to deduct from all amounts paid pursuant to this Award any taxes required by law to be withheld with respect to the CSARs awarded or the payments made hereunder.
2.7.    Change in Control. Notwithstanding anything in this Agreement to the contrary, upon the consummation of a Change in Control, the rights of the Executive under this Agreement shall be governed by Section 4.7 of the 2019 Plan, as the case may be.
2.8.    Agreement Subject to the 2019 Plan. This Agreement is subject to the provisions of the 2019 Plan, and shall be interpreted in accordance therewith. In the event of any conflict between the terms of this Agreement and the terms of the 2019 Plan, the terms of the 2019 Plan shall control.
3.    Miscellaneous Provisions.
3.1.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Employer and any person or persons who shall, upon the death of the Executive, acquire any rights hereunder in accordance with this Agreement. The obligations of the Company under this Agreement shall be the binding legal obligations of any successor to the Company by merger, consolidation, or otherwise, and in the event of a sale of the Company or any business combination or transaction that results in the transfer of all or substantially all of the assets or business of the Company or a parent company, the Company will cause the transferee to assume the obligations of the Company under this Agreement.
3.2.    Change of Employment. If the Executive’s employment shall be transferred from an Employer to another Affiliate (whether or not an Employer) or ULI, such transfer shall not be treated as a termination of employment hereunder or a break in the Executive’s Years of Employment, unless and until the Executive ceases to be employed by the Company, its Affiliates and ULI. References to “Employer” as used in this Agreement shall be deemed to include ULI except as otherwise specifically provided.
3.3.    No Guarantee of Employment. Executive acknowledges that employment with Employer is at-will, meaning either Executive or Employer can terminate the employment relationship at any time for any reason, with or without cause or notice. Nothing in this Agreement or the 2019 Plan creates a contract of employment or alters the at-will employment relationship.
3.4.    Notices. All notices, requests, or other communications provided for in this Agreement shall be made, if to the Employer or the Committee, to Human Resources, Attention: Compensation, and if to the Executive, to Executive’s last-known address on the

Employer’s records. All notices, requests, or other communications provided for in this Agreement shall be made in writing by (a) personal delivery, (b) facsimile with confirmation of receipt, (c) certified mail to the last known address of the party entitled thereto, (d) express courier service, or (e) other electronic means generating a receipt confirming delivery of the notice. The notice, request, or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, or upon receipt by the party entitled thereto if by certified mail or express courier service; provided, however, that if a notice, request, or other communication sent to the Employer is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Employer.
3.5.    Entire Agreement / Governing Law. The 2019 Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Employer and the Executive with respect to the subject matter hereof. This Agreement, this Award, and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the 2019 Plan or this Agreement will be exclusively in the courts in the State of Illinois, County of Cook, including the federal courts located therein (should federal jurisdiction exist).
3.6.    Section 409A. Amounts payable pursuant to this Award are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to the maximum extent possible, pursuant to the stock right exemption described in Treasury Regulation § 1.409A-1(b)(5), and the 2019 Plan and this Agreement shall be interpreted and construed consistently with such intent. To the extent that any amount payable pursuant to this Award constitutes nonqualified deferred compensation within the meaning of, and subject to, Section 409A of the Code, then, with respect to such portion of this Award, (A) the 2019 Plan and this Agreement are intended to comply with the requirements of Section 409A of the Code, and shall be interpreted and construed consistently with such intent, (B) all references in the 2019 Plan and this Agreement to the Executive’s termination of employment shall mean the Executive’s separation from service within the meaning of Section 409A of the Code and Treasury regulations promulgated thereunder, and (C) notwithstanding anything in the 2019 Plan or this Agreement to the contrary, any amount that is payable upon the Executive’s separation from service that would be payable prior to the six (6)-month anniversary of such separation from service shall, to the extent necessary to comply with Section 409A of the Code, be delayed until the earlier to occur of (x) the first business day following the six (6)-month anniversary of such separation and (y) the date of the Executive’s death. In the event the terms of the 2019 Plan or this Agreement would subject the Executive to taxes under Section 409A of the Code (“409A Penalties”), the Company and the Executive shall cooperate diligently to amend the terms of the 2019 Plan or this Agreement, as applicable, to avoid such 409A Penalties, to the extent possible; provided that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any amounts payable under the 2019 Plan or this Agreement.

3.7    Non-U.S. Employees. If the Executive is a foreign national, located outside the United States, not compensated from a payroll maintained in the United States, or otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, the Committee may apply or interpret the terms and conditions of this Award in a manner that, in the Committee’s judgment, may be necessary or desirable to comply with such legal or regulatory provisions.
3.8.    Clawback Policy. Notwithstanding any provision in the 2019 Plan or in this Agreement to the contrary, all Awards under the 2019 Plan and this Agreement shall be subject to the Underwriters Laboratories Inc. Clawback Policy established by the Company and incorporated by reference into the 2019 Plan and this Agreement, as may be amended from time to time. If required by the Underwriters Laboratories Inc. Clawback Policy or the Company, the Executive agrees that the Company shall have the right to require the Executive to repay any and all amounts paid to the Executive pursuant to his or her exercise of the CSARs subject to this Award.